EXHIBIT 10.1

                        AMENDMENT TO EMPLOYMENT AGREEMENT

      THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is made as of this 28th day of September 2005, between FNB FINANCIAL CORPORATION, a Pennsylvania bank holding company (the "Corporation"), The First National Bank of McConnellsburg, PA (the "Bank") and John C. Duffey, an adult individual and resident of the Commonwealth of Pennsylvania (the "Executive").

                              W I T N E S S E T H:

      WHEREAS, the Corporation, Bank, and Executive entered into an Employment Agreement dated October 2000 (the "Employment Agreement"); and

      WHEREAS, such Employment Agreement expired by its terms on the last day of July 2005; and

      WHEREAS, the Board of Directors of the Corporation and the Bank intended to extend such Employment Agreement until December 2005 and now wish to renew such Employment Agreement for an additional five (5) year term under the terms set forth in the Employment Agreement as amended below; and

      WHEREAS, the Executive wishes to renew the Employment Agreement as amended below.

      NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and intending to be legally bound hereby, Corporation, Bank, and Executive agree as follows:

      1.    Paragraph 1 Term of Employment shall be amended to read:

      Term of Employment. The Corporation and Bank employ the Executive and the Executive accepts employment with the Corporation and Bank for an approximate period of five (5) years beginning on the first day of August 2005 and ending on the last day of July 2010, subject however, to prior termination of this Agreement as set forth below.

      2.    Paragraph 2 Position and Duties shall be amended to read:

            (a) The Executive shall serve as the Chief Executive Officer of the Corporation and the Bank and a member of the Board of Directors of the Corporation and the Bank, reporting only to the Board of Directors of the Corporation and Bank respectively, and shall have those powers and duties as may from time to time be prescribed by the Board of Directors of the Corporation and the Bank, provided that such duties are consistent with the Executive's position as the Chief Executive Officer. Notwithstanding the previous sentence, in the event that Corporation is merged into Tower Bancorp, Inc. and the Bank is merged with and into First National Bank of Greencastle, Executive shall serve as Executive Vice-President of Greencastle and Senior Vice-President of Tower following the completion of the Merger.

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      3.    Paragraph 4(b) Incentive Compensation shall be amended to read:

            (b) Incentive Compensation. Executive may be provided an Incentive Compensation Plan at the discretion of the Board of Directors.

      4.    Paragraph 9 Restrictive Covenant shall be amended to read:

            Restrictive Covenant. The Executive hereby acknowledges and recognizes the highly competitive nature of the business of the Corporation and Bank and accordingly agrees that within the marketing area of the Corporation (defined as any area having its main or subsidiary office within fifty (50) miles of the Corporation's headquarters or twenty-five (25) miles of any of the Corporation's subsidiary offices), he shall not directly or indirectly compete with the Corporation or any of its subsidiaries for a period of

            (a) one (1) year after the date of termination of the Executive's employment by Corporation for Cause;

            (b) one (1) year after the date of resignation by the Executive for other than a "Health or Good Reason" as defined under Paragraph 10(d)(i) or 10(d)(ii); or

            (c) one (1) year after the date of resignation of the Executive for "Good Reason" as defined under Paragraph 10(d)(ii) or termination of the Executive by the Corporation without Cause.

            The Executive further agrees that direct or indirect competition includes any of the following:

            (a) be engaged (other than by the Corporation), directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise of any person, firm, corporation or enterprise engaged in (1) the banking (including bank holding company) or financial services industry, or (2) any other activity in which the Corporation or any of its subsidiaries are engaged during the Executive's employment or at the date of termination of the Executive's employment; or

            (b) provide financial or other assistance (other that through Corporation) to any person, firm, corporation, or enterprise engaged in (1) the banking (including bank holding company) or financial services industry, or (2) any other activity in which Corporation or any of its subsidiaries is engaged during the Executive's employment; or

            (c) other than on behalf of the Corporation, solicit, directly or indirectly, current and former customers of the Corporation or any of its subsidiaries; or

            (d) other than on behalf of the Corporation, solicit, directly or indirectly, current or former employees of the Corporation or any of its subsidiaries.

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            The  existence  of any  immaterial  claim or cause of  action of the
Executive against the Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Corporation of this covenant. The Executive agrees that any breach of the restrictions set forth in paragraphs 8 or 9 will result in irreparable injury to the Corporation or the Bank for which it shall have no adequate remedy at law and the Corporation and the Bank shall be entitled to injunctive relief in order to enforce the provisions hereof. In the event that this paragraph shall be determined by any court of competent jurisdiction to be unenforceable in part by reason of it being too great a period of time or covering too great a geographical area, it shall be in full force and effect as to that period of time or geographical area determined to be reasonable by the Court.

      5.    A new Paragraph 10(c)(vii) shall be added which provides:

            (vii) the intentional violation of any law, or the intentional violation of any rule or regulation governing banks or bank officers after notice and a failure cure within thirty (30) days; or any final cease and desist order issued by a bank regulatory authority.

      6. Paragraph 11 (c) Non-Renewal Agreement and Severance Allowance shall be amended to read:

            In the event that the Executive serves the full term of this Agreement and Tower Bancorp, Inc. fails to offer to continue to employ Executive (without reduction in title, compensation or benefits) on terms and conditions which are otherwise in all material respects consistent with and equivalent to the terms and conditions under which the other senior executives of Greencastle are then employed, for reasons other than those listed in Paragraphs 10(a), 10(b), or 10(c), then the Executive shall be entitled to a severance allowance equal to two times (2.00 X) his Annual Direct Salary, as well as such vested employee benefits when due and payable, and the Corporation shall have no further obligations.

            In the event the payment described herein, when added to all other amounts or benefits provided to or on behalf of the Executive in connection with his termination of employment, would result in the imposition of an excise tax under Code Section 4999, such payment shall be retroactively (if necessary) reduced to the extent necessary to avoid such excise tax imposition. Upon written notice to the Executive, together with calculation of the Corporation's independent auditors, the Executive shall remit to the Corporation the amount of reduction plus such interest as may be necessary to avoid the imposition of such excise tax. Notwithstanding the foregoing or any other provision of this contract to the contrary, if any portion of the amount herein payable to the Executive is determined to be non-deductible pursuant to the regulations promulgated under Section 280G of the Code, then the Corporation shall be required only to pay the Executive the amount determined to be deductible under
Section 280G.

            In the event that Executive should choose not to renew this contract upon substantially the same terms and conditions for an additional five (5) year term, the Executive shall be required to follow the guidelines listed in the paragraph 9 (relating to restrictive covenants) and the Corporation shall have no further obligations to Executive under this Agreement or otherwise.

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            Nothing in this  Agreement  shall be  construed to mean that certain terms of this Agreement cannot be renegotiated or that terms cannot be added to this Agreement when negotiated in good faith.

      7.    A new Paragraph 26 shall be added which provides:

            COMPLIANCE WITH AMERICAN JOBS CREATION ACT OF 2004. This Agreement shall also be interpreted as is minimally required to qualify any payment hereunder as not triggering any penalty on the Executive or the Corporation or Bank pursuant to American Jobs Creation Act of 2004 (the "2004 Act"). To the extent that any provision of this Agreement is in conflict with the Section 409A of the Internal Revenue Code of 1986, as amended, as adopted by the 2004 Act, the parties agree to modify this Agreement, in good faith and to the extent possible, to mitigate any adverse tax consequences that may otherwise result to the Executive or to the Corporation or the Bank under Section 409A.

            IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

ATTEST:                                 FNB FINANCIAL CORPORATION

/s/ Margaret A. Kobel                   /s/ Harvey J. Culler
---------------------------------       ---------------------------------
Margaret A. Kobel                       Harvey J. Culler
Secretary                               Chairman of the Board

ATTEST:                                 THE FIRST NATIONAL BANK OF
                                        McCONNELLSBURG

/s/ Margaret A. Kobel                   /s/ Craig E. Paylor
---------------------------------       ---------------------------------
Margaret A. Kobel                       Craig E. Paylor
Secretary                               Chairman of the Board

WITNESS:                                EXECUTIVE

/s/ Carol S. Wright                     /s/ John C. Duffey
---------------------------------       ---------------------------------
Carol S. Wright                         John C. Duffey